                                                                    EXHIBIT 99.1


                    For:                 DECKERS OUTDOOR CORPORATION

                    Company Contact:     Scott Ash
                                         Chief Financial Officer
                                         (805) 967-7611

                    Investor Relations:  Integrated Corporate Relations, Inc.
                                         Chad A. Jacobs/Brendon Frey
                                         (203) 222-9013
FOR IMMEDIATE RELEASE

       DECKERS OUTDOOR CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR
                             2002 FINANCIAL RESULTS
     -- FOURTH QUARTER REVENUE INCREASES 23% TO A RECORD $25.8 MILLION --
 -- REPORTS FOURTH QUARTER DILUTED EPS OF $0.13; EXCEEDING FIRST CALL CONSENSUS
                              ESTIMATE OF $0.06 --


GOLETA, Calif. (February 27, 2003) -- Deckers Outdoor Corporation (NASDAQ: DECK) today announced financial results for the fourth quarter and fiscal year ended December 31, 2002.

For the quarter ended December 31, 2002, net sales increased 23% to a fourth quarter record of $25.8 million versus $20.9 million in the same period last year. Net earnings for the quarter increased to $1,363,000, compared to net earnings of $506,000 last year, and diluted earnings per share increased 160% to $0.13, versus diluted earnings per share of $0.05 in the fourth quarter of 2001. The fourth quarter 2002 results included a $168,000 ($0.02 per share) increase in earnings ($290,000 increase in earnings before income taxes) as a result of the final settlement of the Yeti litigation during the quarter for $4.0 million, which was $290,000 less than previously expected. The fourth quarter 2001 results included a $260,000 ($0.02 per share) increase in earnings from the elimination of a valuation reserve against deferred tax assets.

For the year ended December 31, 2002, net sales increased 8% to $99.1 million versus $91.5 million in the same period last year. Excluding the litigation charges of $3.2 million in 2002 and $2.2 million in 2001, the pro forma earnings before the cumulative effect of accounting change for fiscal year 2002 were $3,459,000, or $0.35 per diluted share, compared to pro forma net earnings of $2,887,000, or $0.30 per diluted share, last year. Including the litigation charges, net earnings before cumulative effect of accounting change for the year ended December 31, 2002 were $1,620,000, or $0.17 per diluted share, compared to net earnings of $1,626,000, or $0.17 per diluted share, for the same period last year.

As previously reported on January 1, 2002, the Company implemented Statement of Financial Accounting Standards No. 142 ("SFAS 142"), Goodwill and Other Intangible Assets, which requires that goodwill and intangible assets with indefinite useful lives no longer be amortized to earnings but instead be reviewed periodically for impairment. The implementation of SFAS 142 resulted in a goodwill impairment charge of approximately $9.0 million during the quarter ended March 31, 2002, which was recorded as a cumulative effect of change in accounting principle. In addition, SFAS 142 provides that goodwill no longer be amortized. As a result, the Company recorded no goodwill amortization in the quarter and year ended December 31, 2002; whereas, the Company had recorded goodwill amortization of approximately $200,000 and $800,000, respectively, during the quarter and year ended December 31, 2001.

Douglas Otto, Chairman and CEO stated, "Our strong fourth quarter performance was a great finish to a very important year for our company. Our ability to significantly exceed top and bottom line expectations was primarily a function of strong demand for our Ugg and Teva lines, incremental earnings provided by the Teva acquisition and improved operating efficiencies."

"Fiscal 2002 represents a milestone year in the history of Deckers, highlighted by several key accomplishments," Mr. Otto continued. "Strategically, and perhaps most importantly, we acquired the worldwide rights to Teva, our flagship brand. Operationally, we streamlined our business and solidified our management team. On the marketing front we continued our long commitment to supporting the growth of whitewater and outdoor sports, and financially, we expanded revenues to over $99 million while improving our expense leverage."

Teva sales for the year were $65.1 million compared to $61.2 million last year. Ugg sales for the year increased 24% to a record level of $23.8 million from $19.2 million, and Simple sales were $10.2 million compared to $10.9 million for the same period last year.

"Prior to our acquisition of Teva we had been limited in our ability to fully exploit the true potential of Teva," further commented Mr. Otto. "With our purchase of Teva now complete, we look forward to unlocking the power of the brand as we continue to expand Teva into new outdoor footwear categories and pursue licensing opportunities outside of footwear. In 2002, Teva continued to dominate the sport sandal category while, at the same time, successfully leveraged into the broader $2 billion rugged outdoor footwear market with the introduction of new product in the hiking, trailrunning, specialty water and rugged outdoor categories. The positive early results from our new category introductions reflect the strength of the Teva name and the true lifestyle nature of the brand."

Mr. Otto stated, "Ugg recorded its fifth consecutive year of double digit growth in 2002, further establishing its dominance as the world's premier luxury sheepskin brand. Fueled by national expansion and increased exposure in accounts like Nordstrom and Sports Chalet, as well as new penetration in Herrington Catalog, Neiman Marcus and Victoria's Secret, Ugg continues to become a more meaningful contributor to our revenue stream, while providing a strong balance to the seasonality of the Teva spring business. Going forward, we will look to build on the momentum we have created as we continue our strategies for product diversification and geographical expansion as well as product extensions through licensing or other arrangements."

"The hard work devoted to Simple over the past several years was reflected in the brand's retail performance in 2002, where domestic net sales were up 8% over last year," continued Mr. Otto. "We believe Simple's brand equity has favorably endured its repositioning and has re-emerged as a viable alternative in the young adult market. This year we will focus on expanding the brand's product offerings, growing an athletically inspired business and providing a re-emphasis on the international markets."

Deckers also increased its guidance for 2003. The Company currently anticipates sales to range from $101 million to $106 million and diluted earnings per share will range from $0.41 to $0.46. For the first quarter ending March 31, 2003, the Company currently expects sales to range from $34 million to $36 million and diluted earnings per share to range between $0.28 and $0.30.

Mr. Otto concluded, "In fiscal 2002, we acquired the Teva brand and took a number of steps to improve our operations and truly set the stage for the future. We move forward with a strong portfolio of lifestyle niche brands and a heightened sense of enthusiasm about our business. We remain dedicated to maximizing the many opportunities for our brands that lie ahead."

Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear, developed for both high performance outdoor activities and everyday casual lifestyle use. The Company's products are offered under the Teva, Simple and Ugg brand names.

*This press release contains a number of forward looking statements, such as the Company's estimates regarding sales and earnings per share results for the quarter ending March 31, 2003 and for the year ending December 31, 2003, as well as its statements regarding the potential for success in expansion into new footwear categories and the potential for future licensing opportunities. These forward-looking statements are based on the Company's expectations as of today, February 27, 2003. No one should assume that any forward-looking statement made by the Company will remain consistent with the Company's expectations after the date the forward-looking statement is made. The Company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Many of the risks, uncertainties and other factors are discussed in detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Among the factors which could impact results are the general economic conditions and strength or weakness in the retail environments in which the Company's products are sold. In addition, the Company's sales are highly dependent on consumer preferences, which are difficult to assess and can shift rapidly. Any shift in consumer preferences away from one or more of the Company's product lines could result in lower sales as well as obsolete inventory, both of which could adversely affect the Company's results of operations, financial condition and cash flows. The Company is also dependent on its customers continuing to carry and promote its various lines. Availability of products can also affect the Company's ability to meet its customers' orders. Sales of the Company's products, particularly those under the Teva(R) and Ugg(R) lines, are very sensitive to weather conditions.
Extended periods of unusually cold weather during the spring and summer could adversely impact demand for the Company's Teva(R) line. Likewise, unseasonably warm weather during the fall and winter months could adversely impact demand for the Company's Ugg(R) product line. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in the 2001 Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q or this news release.



                               (Tables to follow)

                           DECKERS OUTDOOR CORPORATION
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                       DECEMBER 31,         DECEMBER 31,
             ASSETS                                                       2002                 2001
                                                                      -------------        -------------

Current assets:
       Cash and cash equivalents                                      $   3,941,000           16,689,000
       Trade accounts receivable, net                                    20,851,000           20,395,000
       Inventories                                                       17,067,000           18,425,000
       Prepaid expenses and other current assets                            783,000            1,694,000
       Refundable and deferred tax assets                                 3,347,000            4,155,000
                                                                      -------------        -------------
        Total current assets                                             45,989,000           61,358,000

Property and equipment, at cost, net                                      3,864,000            3,857,000
Intangible assets, less applicable amortization                          70,773,000           19,941,000
Other assets                                                              1,786,000              728,000
                                                                      -------------        -------------

                                                                      $ 122,412,000           85,884,000
                                                                      =============        =============

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Notes payable and current installments of long-term debt       $   3,951,000              290,000
       Trade accounts payable                                            12,916,000           13,915,000
       Accrued expenses                                                   4,509,000            4,988,000
       Income taxes payable                                                 732,000                   --
                                                                      -------------        -------------
        Total current liabilities                                        22,108,000           19,193,000
                                                                      -------------        -------------

Long-term debt, less current installments                                35,077,000              159,000

Stockholders' equity:
       Preferred stock                                                    5,500,000                   --
       Common stock                                                          95,000               93,000
       Additional paid-in capital                                        26,210,000           25,689,000
       Retained earnings                                                 33,898,000           41,251,000
       Accumulated other comprehensive income (loss)                       (476,000)             123,000
                                                                      -------------        -------------
                                                                         65,227,000           67,156,000
       Less note receivable from stockholder/former director                     --             (624,000)
                                                                      -------------        -------------
        Total stockholders' equity                                       65,227,000           66,532,000
                                                                      -------------        -------------

                                                                      $ 122,412,000           85,884,000
                                                                      =============        =============

                           DECKERS OUTDOOR CORPORATION
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                        THREE-MONTH PERIOD ENDED                       YEAR ENDED
                                                               DECEMBER 31,                             DECEMBER 31,
                                                     --------------------------------        --------------------------------
                                                        2002                2001                2002                2001
                                                     ------------        ------------        ------------        ------------

Net sales                                            $ 25,752,000          20,941,000          99,107,000          91,461,000
Cost of sales                                          16,105,000          12,462,000          57,577,000          52,903,000
                                                     ------------        ------------        ------------        ------------
      Gross profit                                      9,647,000           8,479,000          41,530,000          38,558,000

Selling, general and administrative expenses            7,098,000           7,974,000          34,954,000          34,040,000
Litigation charge                                        (290,000)                 --           3,228,000           2,180,000
                                                     ------------        ------------        ------------        ------------
      Earnings from operations                          2,839,000             505,000           3,348,000           2,338,000

Other expense (income):
      Interest, net                                       464,000             (54,000)            406,000            (308,000)
      Other                                                25,000              11,000              98,000            (165,000)
                                                     ------------        ------------        ------------        ------------

Income before income taxes and cumulative
      effect of accounting change                       2,350,000             548,000           2,844,000           2,811,000
Income taxes                                              987,000              42,000           1,224,000           1,185,000
                                                     ------------        ------------        ------------        ------------
Income before cumulative effect of accounting
      change                                            1,363,000             506,000           1,620,000           1,626,000
Cumulative effect of accounting change, net of
      $843,000 income tax benefit                              --                  --          (8,973,000)                 --
                                                     ------------        ------------        ------------        ------------

Net income (loss)                                    $  1,363,000             506,000          (7,353,000)          1,626,000
                                                     ============        ============        ============        ============


Basic income per common share before
      cumulative effect of accounting change         $       0.15                0.05                0.17                0.18
Cumulative effect of accounting change                         --                  --               (0.96)                 --
                                                     ------------        ------------        ------------        ------------
Basic net income (loss) per common share             $       0.15                0.05               (0.79)               0.18
                                                     ============        ============        ============        ============

Average basic common shares                             9,389,000           9,311,000           9,328,000           9,247,000
                                                     ============        ============        ============        ============

Diluted income per common share before
      cumulative effect of accounting change         $       0.13                0.05                0.17                0.17

Cumulative effect of accounting change                         --                  --               (0.92)                 --
                                                     ------------        ------------        ------------        ------------
Diluted net income (loss) per common share           $       0.13                0.05               (0.75)               0.17
                                                     ============        ============        ============        ============

Average diluted common shares                          10,174,000           9,638,000           9,806,000           9,661,000
                                                     ============        ============        ============        ============